THIRD SUBSTITUTE REVOLVING CREDIT NOTE


$12,500,000.00                                                September 30, 2002


     FOR VALUE RECEIVED, the undersigned, BALTEK CORPORATION, a Delaware corporation and CRUSTACEA CORPORATION, a Delaware corporation (each of Baltek Corporation and Crustacea Corporation a "Borrower" and collectively the "Borrowers"), hereby jointly and severally unconditionally promise to pay on or before December 31, 2003 (the "Maturity Date"), to the order of FLEET NATIONAL BANK, a national banking association, as successor-by-merger to Summit Bank (the "Bank"), at the office of the Bank located at 208 Harristown Road, Glen Rock, New Jersey, or at such other location as the Bank shall designate, in lawful money of the United States of America and in immediately available funds, the principal amount of (i) $12,500,000.00 or (ii) so much thereof (or any greater amount, if any) as shall have been advanced (the "Advances") by the Bank to the Borrower pursuant to that certain Revolving Loan and Security Agreement dated December 21, 1999, as amended by a First Amendment to Revolving Loan and
Security Agreement dated as of September 30, 2000, a Second Amendment to Revolving Loan and Security Agreement dated as of December 31, 2000, a Third Amendment to Revolving Loan and Security Agreement and Modification to Equipment Line of Credit Note dated as of September 28, 2001, a Fourth Amendment to Revolving Loan and Security Agreement dated as of July 31, 2002, but effective as of June 30, 2002, and a Fifth Amendment to Revolving Loan and Security Agreement and the Other Loan Documents dated September 30, 2002, all by and among the Borrowers and the Bank, as such Loan and Security Agreement may be further amended from time to time (collectively, the "Agreement"). Defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Agreement.

     The Borrowers jointly and severally further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time as hereinafter provided. The unpaid principal amount hereof shall bear interest commencing with the date hereof at a fluctuating rate per annum equal to the Base Rate minus three-quarters of one percent (3/4 of 1%). As used herein, the term "Base Rate" shall mean the rate of interest announced from time to time by the Bank as its "base rate" or "base lending rate". This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

     Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall be adjusted automatically as of the opening of business on each day on which any change in the Base Rate is announced by the Bank at its principal office.

     Installments of accrued interest only shall be due and payable hereon monthly, with the first such installment being due and payable on the


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first day of the first month  following  the date hereof,  and the  remainder of such monthly installments of interest being due and payable on the first day of each and every month thereafter until this Third Substitute Revolving Credit Note shall have been paid in full.

     Notwithstanding anything contained herein to the contrary, the Borrowers shall have the option, in accordance with Section 2.1 of the Agreement, to convert all or any part of their "Base Rate Loans" (as such term is defined in the Agreement) to "LIBOR Based Rate Loans" (as such term is defined in the Agreement), and upon doing shall, jointly and severally, pay interest on the unpaid principal amount of this Third Substitute Revolving Credit Note from time to time outstanding on a monthly basis.

     All advances made by the Bank to the Borrowers hereunder may be noted by the Bank on the Schedule annexed hereto, and the Bank is authorized to make such notations which shall be prima facie evidence of the principal amount outstanding hereunder at any time; provided, however, that any failure to make such a notation (or any error in notation) shall not limit or otherwise affect the obligation of the Borrowers hereunder which is and shall remain absolute and unconditional.

     In the event that any payment due under this Third Substitute Revolving Credit Note shall not be received by Bank within ten (10) days of the due date, the Borrowers shall, to the extent permitted by law, pay Bank a late charge of five percent (5%) of the overdue payment (but in no event more than $2,500.00) as compensation to Bank. Any such late charge shall be in addition to all other rights and remedies to which Bank may be entitled and shall be immediately due and payable. Borrowers acknowledge that (i) such late charge is a material inducement to Bank to make the loan, (ii) Bank would not have made the loan in the absence of the agreement of the Borrowers to pay such late charge, and (iii) such late charge in not a penalty and represents a reasonable estimate of the cost to Bank in allocating its resources (both personnel and financial) to the additional review, monitoring, administration and collection of the loan.

     All payments received hereunder may be applied first to the payment of any expenses or charges payable hereunder and accrued interest, and the balance only applied to principal.

     Subject to the provisions of Section 2.7 of the Agreement, this Third Substitute Revolving Credit Note may be prepaid, in whole or in party, at one time or from time to time, without prepayment premium or fee.

     This Third Substitute Revolving Credit Note is a replacement of the Second Substitute Revolving Credit Note dated December 31, 2000, which was a replacement of the Substitute Revolving Credit Note dated September 30, 2000, which was a replacement of the Revolving Credit Note dated December 21, 1999 referred to in the Agreement and this Third Substitute Revolving Credit Note is the "Third Substitute Revolving Credit Note" referred to in the Fifth Amendment to Revolving Loan and Security Agreement and the Other Loan Documents dated September 30, 2002, and is secured by the Collateral described in the Agreement and the Guaranty Agreement.

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

     The Bank may declare this Third Substitute Revolving Credit Note to be immediately due and payable if an Event of Default shall have occurred under the Agreement or any of the other Loan Documents (including any grace periods provided herein or therein).

     To the extent permitted by law, whenever there is any Event of Default under this Third Substitute Revolving Credit Note, the rate of interest on the unpaid principal balance shall, at the option of the Bank, be 5% in excess of the rate of interest provided herein. Borrowers acknowledge that: (i) such additional rate is a material inducement to Bank to make the loan; (ii) Bank would not have made the loan in absence of the agreement of the Borrowers to pay such additional rate; (iii) such additional rate represents compensation for increased risk to Bank that the loan will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to Bank in allocating its resources (both personnel and financial) to the on-going review, monitoring, administration and collection of the loan and (b) compensation to Bank for losses that are difficult to ascertain.

     This Third Substitute Revolving Credit Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Should the indebtedness represented by this Third Substitute Revolving Credit Note or any part hereof be collected at law or in equity, or in bankruptcy, receivership, or any other court proceeding, or should this Third Substitute Revolving Credit Note be placed in the hands of attorneys for collection upon default, the Borrowers agree to pay, in addition to the principal and interest due and payable hereon, all reasonable costs of collecting or attempting to collect this Third Substitute Revolving Credit Note, including reasonable attorneys' fees and expenses and further including, without limitation, all post judgment collection costs and expenses.

     This Third Substitute Revolving Credit Note shall be and remain in full force and effect and in no way impaired until the actual payment thereof to the Bank, its successors or assigns.

     Anything herein to the contrary notwithstanding, the obligations of the Borrowers under this Third Substitute Revolving Credit Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Bank would be contrary to provisions of law applicable to the Bank limiting the maximum rate of interest which may be charged or collected by the Bank.

     Each of the Borrowers and all endorsers and guarantors of this Third Substitute Revolving Credit Note hereby waive presentment, demand of payment, protest and notice of dishonor of this Third Substitute Revolving Credit Note.

     This Third Substitute Revolving Credit Note is binding upon the Borrowers and their respective successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

     This Third Substitute Revolving Credit Note and the rights and obligation of the parties hereto shall be subject to and governed by the laws of the State of New Jersey.

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

       IN WITNESS  WHEREOF,  the undersigned  have caused this Third  Substitute
Revolving Credit Note to be duly executed by their respective authorized officers, all on the day and year above written.

ATTEST:                                          BALTEK CORPORATION

/s/ Margot W. Kohn                               By: /s/ Jacques Kohn
-------------------------                        -------------------------------
Margot W. Kohn, Secretary                        Jacques Kohn, President


ATTEST:                                          CRUSTACEA CORPORATION

/s/ Margot W. Kohn                               By: /s/ Jacques Kohn
-------------------------                        -------------------------------
Margot W. Kohn, Secretary                        Jacques Kohn, President


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


              SCHEDULE TO THIRD SUBSTITUTE REVOLVING CREDIT NOTE OF
                  BALTEK CORPORATION AND CRUSTACEA CORPORATION
                             TO FLEET NATIONAL BANK



Date             Amount           Amount          Unpaid
                 of               Principal       Principal        Notation
                 Advance          Repaid          Balance          by
--------------------------------------------------------------------------------
                 $                $               $